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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference into Shurgard Storage Centers, Inc.'s Registration Statement on Form S-3, File No. 333-21273 (the "Registration Statement") of our report dated February 28, 1997, which is included in the Annual Report on Form 10-K of Shurgard Storage Centers, Inc. for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus dated February 20, 1997 which is a part of the Registration Statement.

DELOITTE & TOUCHE LLP

Seattle, Washington
April 22, 1997